UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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FUSHI COPPERWELD, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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1 Shuang Qiang Road
Economic Development Zone, Jinzhou District
Dalian, People’s Republic of China 116100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2009

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Fushi Copperweld, Inc., a Nevada corporation, to be held at the Ritz-Carlton Sanya Yalong National Resort District Sanya Hainan 572000 China on the 14th day of May, 2009, at 10:00 a.m. Local Time, for the following purposes:

1.	To elect six members to the Board of Director of the Company to serve until their respective successors are elected and qualified; and

2.	To ratify and approve Moore Stephens Wurth Frazer and Torbet, LLP, as our independent public accountants, to audit our financial statements for the fiscal ending December 31, 2009; and

3.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 13, 2009 (the "Record Date") are entitled to notice of, and to vote at the meeting.

A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope, which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is our 2008 Annual Report.

By Order of the Board of Directors

/s/ Li Fu
Dalian, PRC April 29, 2009	Li Fu, Chairman

PROXY STATEMENT
FUSHI COPPERWELD, INC.
1 Shuang Qiang Road
Economic Development Zone, Jinzhou District
Dalian, People’s Republic of China 116100

ANNUAL MEETING OF STOCKHOLDERS
May 14, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of Fushi Copperweld, Inc., a Nevada corporation (the "Company," "we" or "us"), is soliciting the enclosed proxy for the annual meeting of stockholders to be held at the Ritz-Carlton Sanya Yalong National Resort District Sanya Hainan 572000 China on the 14th day of May, 2009, at 10:00 a.m. Local Time, or any continuation or adjournment thereof. At the meeting, the stockholders will be asked to vote on proposals, which are listed in the notice of annual meeting of stockholders and described in more detail below.

This proxy statement and the enclosed proxy card are being mailed on or about April 29, 2009, to all stockholders entitled to vote at the meeting. Our 2008 Annual Report on Form 10-K is also being mailed to all stockholders entitled to vote at the annual meeting. The Annual Report does not constitute a part of the proxy solicitation material.

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting
to be Held on May 14, 2009

This Proxy Statement and the Accompanying Annual Report on Form 10-K, Letter to Shareholders, and Notice, are available electronically on the following website www.fushicopperweld.com

At the meeting, our stockholders will be asked:

1.	To elect six members to the Board of Directors to serve until their respective successors are elected and qualified;

2.	To ratify and approve Moore Stephens Wurth Frazer and Torbet, LLP, as our independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2009; and

3.	To approve such other matters as may properly come before the meeting or any adjournment thereof.

The Board recommends that you vote FOR the proposals listed above.

Record Date; Outstanding Shares

Only stockholders of record at the close of business on April 13, 2009 (the "Record Date") are entitled to receive notice of, and vote at our annual meeting. As of the Record Date, there are 27,899,034 shares of common stock, $0.006 par value, issued and outstanding. Each share of our common stock is entitled to one vote on all matters. We do not have any other voting securities.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies to be voted at the annual meeting. Following the original mailing of the proxies and other proxy materials, we or our agents may supplement the solicitation of proxies by mail, telephone, internet, telegraph or in person. Following the original mailing of the proxies and other proxy materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other annual meeting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In these cases, we will reimburse such record holders for their reasonable expenses if requested to do so.

Revocability of Proxies

If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement may revoke it at any time before it is voted. A proxy may be revoked by (i) written notice of revocation or (ii) submission of a new proxy sent to our Corporate Secretary at TYG Center Tower B, Suite 2601, Dong San Huan Bei Lu, Bing 2, Chaoyang Qu, Beijing, The People’s Republic of China 100027, or (iii) attending the meeting and voting in person.

Voting and Votes Required for Approval

Every stockholder of record is entitled to one vote, for each share held, on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize Mr. Li Fu, or any person designated as his substitute, to represent you and vote your shares at the meeting in accordance with your instructions. If the meeting is adjourned, Mr. Li Fu or his substitute will be authorized to vote your shares at any adjournment or postponement of the meeting.

To vote by mail, please sign, date and complete the enclosed proxy and return it in the enclosed self-addressed envelope, to Continental Stock Transfer, 17 Battery Place, 8th floor, New York, NY 10004. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

In addition to solicitations by mail, we may solicit proxies in person, by telephone, facsimile or e-mail. In the event that additional solicitation material is used, it will be filed with the SEC prior to its use.

Proposal 1: Election of Directors. Directors are elected by a plurality vote and the six nominees who receive the most votes will be elected. In the election of Directors, votes may be cast in favor of or withheld with respect to each nominee.

Proposal 2: Ratification of Selection of Auditors. The affirmative vote of stockholders owning at least a majority of our shares of common stock entitled to vote, and voting together as a single class, present in person or represented by proxy at our annual meeting at which a quorum is present is necessary for ratification of the selection of our auditors.

Tabulation of Votes

The votes received by proxy will be tabulated and certified by our transfer agent Continental Stock Transfer. All other votes will be tabulated by an inspector of election at the meeting.

Voting by Street Name Holders

If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").  All of the proposals listed above are “discretionary” items.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the annual meeting is a majority of the voting power, which includes the voting power that is present in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the annual meeting with respect to such matter.

Under current Nevada law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) and abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, neither broker non-votes nor abstentions should be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. We intend to treat broker non-votes and abstentions in this manner. Thus, a broker non-vote and abstention will make a quorum more readily obtainable, but the broker non-vote and abstention will not otherwise affect the outcome of the vote on a proposal.

CORPORATE GOVERNANCE

Our business is managed by our executive officers, who are appointed by our Board of Directors, under the direction and oversight of the Board of Directors. Except for Mr. Li Fu, our Chief Executive Officer, and Mr. Wenbing Christopher Wang, our President and Chief Financial Officer, none of the members of our Board of Directors is an employee of the Company. We keep the members of our Board of Directors informed of our business through discussions during and outside of Board meetings, materials we provide to them, visits to our offices and their participation in Board of Directors and committee meetings.

Codes of Ethics

The Company has adopted a Code of Business Conduct and Ethics (“Code”) and a Code of Ethics for the Principal Executive Officer and Senior Financial Officers. As described in the Code, the Company does not permit activities that give rise to conflicts of interest by directors, executive officers or employees. With regard to directors, our corporate governance guidelines establish directors’ duties to adhere to the Code, specifically including the policies on conflicts of interest expressed therein, and to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict.

Our Code is available on our website at www.fushicopperweld.com. Any amendment to, or waiver from, a provision of the Code of ethics will be posted on our website or in a report on Form 8-K.

Committee Responsibilities

The Company has three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating Committee. Each committee meets regularly and has a written charter approved by the Board of Directors.

Committee Membership

The following table shows the current membership on the standing committees:

Name	Audit	Compensation	Nominating
Jack Perkowski	Chair	Member	Chair
Feng Bai	Member	Chair	Member
Jiping Hua	Member	Member	Member

PROPOSALS TO STOCKHOLDERS
PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors presently consists of six members. The Board of directors has determined to nominate the six existing directors. Unless otherwise instructed, the proxy holder will vote the proxies received by him for the nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity. Officers serve at the discretion of our Board of Directors.

Section 4.03(a) of our By-laws gives power to our Board of Directors to change the number of directors of the Company by resolution and Section 4.04 of our By-laws allows l any vacancies, including those created by an increase in the number of directors to be filled by a vote of the majority of remaining directors without the necessity of a vote by stockholders on such matter. Accordingly, the Board of Directors may do so from time to time between annual meetings of stockholders.

The following table sets forth the names and ages of all current directors and all persons nominated or chosen to become directors along with their current positions, offices and term:

Name of Nominee	Age	Position	Director Since

Li Fu	43	CEO, Chairman, Director	December 13, 2005

Wenbing Christopher Wang	38	President, CFO, Director	January 21, 2008

Barry Raeburn	36	Director	June 15, 2007

Feng Bai	38	Director	June 15, 2007

Jiping Hua	70	Director	June 15, 2007

John Francis Perkowski	60	Director	May 21, 2008

Nominees

The following provides information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to us by the respective nominees:

Mr. Li Fu was appointed our Chairman and CEO on December 13, 2005. Mr. Fu is a founder of Dalian Fushi and has been the Executive Director of Dalian Fushi since he founded the company in 2001. Prior to founding Dalian Fushi and focusing his time on Dalian Fushi's management and operations, Mr. Fu had founded and managed Dalian Fushi Enterprise Group Co., Ltd., a holding company owning various subsidiaries in the hotel, process control instrumentation, international trade, automobile maintenance and education businesses. Mr. Fu graduated from PLA University of Science and Technology with a degree in Engineering.

Mr. Wenbing Christopher Wang has served as our Chief Financial Officer since December 13, 2005 and on January 21, 2008 was appointed as our President and director. Mr. Wang has served as Chief Financial Officer of Dalian Fushi since March 2005.  Prior to Fushi, Mr. Wang was an Executive Vice President of Redwood Capital, Inc. from November 2004 to March 2005 and an Assistant VP of Portfolio Management at China Century Investment Corporation from October 2002 to September 2004. Mr. Wang worked for Credit Suisse First Boston (HK) Ltd in 2001. From 1999 to 2000, Mr. Wang worked for VCChina as a Management Analyst. Fluent in both English and Chinese, Mr. Wang holds an MBA in Finance and Corporate Accounting from Simon Business School of University of Rochester. Mr. Wang was named one of the top ten CFO’s of 2007 in China by CFO magazine.

Mr. Barry L. Raeburn has served as our director since June 15, 2007.  Mr. Raeburn’s expertise is in international business operations with a specific focus on equity finance, corporate finance, mergers and acquisitions, and corporate risk management. Since November 2007 Barry Raeburn has been Chief Financial Officer and Chief Operating Officer of LS2, Inc., a government services contractor based in Reston, VA. From September 2005 to October 2007, Mr. Raeburn was Executive Vice President of Finance and Corporate Development for Harbin Electric, Inc., a developer and manufacturer of customized linear motors and other special electric motors based in China. During his tenure at Harbin Electric as Head of U.S Operations, he led the company in their successful upgrade listing to the NASDAQ Stock Exchange, assisted in various M&A evaluations, and provided key leadership in the areas of finance, SEC compliance, corporate governance, and administration. From April 2003 to September 2005, Mr. Raeburn worked as a specialty technology analyst at an investment bank covering early stage companies within multiple industries. Mr. Raeburn spent the prior 6 years at a multi-billion dollar investment advisory firm as a financial analyst responsible for developing various quantitative ranking models and analyzing equity investments. His previous experience also includes forecasting and analysis of major macro economic activity. Mr. Raeburn graduated in 1996 with his BBA degree in Finance and Risk Management from Temple University. Mr. Raeburn presently sits on the board of China Green Agriculture.

Mr. Feng Bai was appointed director of our Company on June 15, 2007, is a member of our audit and nominating committees and is chairman of our compensation committee. He founded Lighthouse Consulting Ltd. in Hong Kong in February 2003 and has been its Managing Director since then. Mr. Bai has been active in advising foreign corporations to invest and setup joint ventures in the PRC. Since 1999, Mr. Bai has been doing business in China mainly in consulting, investment and distribution. From 1997 to 1999, Mr. Bai was employed by the investment banking division of Banco Santander, focusing on clients and transactions in Asia. Mr. Bai received his M.B.A. degree from Harvard Business School in 1997 and graduated from Babson College in 1993 with a B.S. in Finance/Investment and International Business Administration. Mr. Bai presently also sits on the board of Harbin Electric, Inc.

Mr. Jiping Hua was appointed director of our Company on June 15, 2007 and is a member of our audit, compensation and nominating committees. Most recently, Mr. Hua served as Chairman of China Optical & Electrical Cable Association, where he served since 1998 until his retirement in 2008, and is a preeminent expert in the wire and cable industry of the People’s Republic of China. He brings to Fushi Copperweld over 40 years of experience focused on the research and development of special cable and new materials applications. He was one of the major authors of the widely used textbook, “Information Transmission Line and Applications”. Over the years, Mr. Hua has been awarded the prestigious title of “Expert with Outstanding Contributions” by the Ministry of Electrical Industry of China and has been the recipient of National Special Allowance to Outstanding Scientists from the Chinese government. Mr. Hua was also a member of the 10th Shanghai People’s Congress, former President of the 23rd Research Institute of Electronics Industry, Fellow of the China Institute of Electronics (CIE), Senior Member of the Institute of Electrical and Electronics Engineers (IEEE) and Director of the Shanghai Science & Technology Veterans Association. Mr. Hua graduated from the Shanghai Jiao Tong University in 1962 with a BS in Electrical Engineering.

Mr. John Francis Perkowski was appointed director of our Company on May 21, 2008 and is a member of our compensation committee and chair of our audit and nominating committees. Mr. Perkowski currently Managing Partner at JFP Holdings, a merchant banking firm he founded in January 2009 that is focused on China.  Prior to JFP Holdings, he served as Chairman and Chief Executive Officer of ASIMCO Technologies Limited for 15 years, one of the premier automotive component companies in the PRC which he founded in February 1994. ASIMCO operates 17 manufacturing facilities in the PRC and has 52 sales offices throughout the country as well as regional offices in Detroit, Michigan, Tokyo, Japan and the United Kingdom. He also brings to Fushi Copperweld over 30 years of investment banking experience having held the positions of Managing Director at Paine Webber Inc., Partner of Kluge, Subotnick and Perkowski, Inc., an investment partnership in the United States and Principal of Pacific Alliance Group, a hedge fund investing in Asia. He is the author of “Managing the Dragon: How I’m Building a Billion Dollar Business in China,” a sought after speaker on business in the PRC and author of numerous articles on the subject of the PRC and doing business in the PRC. Mr. Perkowski received an MBA from Harvard University’s Graduate School of Business Administration, graduating with highest distinction and named a Baker Scholar. He graduated from Yale University, cum laude, where he was the recipient of the Gordon Brown Memorial Prize. .

Director Independence

The Board of Directors has determined that Messrs. Barry L. Raeburn, Feng Bai, John F. Perkowski and Jiping Hua, are independent directors pursuant to the definition of “independent director” under NASDAQ, Listing Rule 5605(a)(2).

Election of Directors

Directors are elected by a plurality vote and the six nominees who receive the most votes of our common stock, voting together as a class, will be elected. In the election of directors, votes may be cast in favor of or withheld with respect to each nominee.

Executive Officers

Our executive officers are appointed by and serve at the discretion of our Board of Directors. The following table sets forth the names and ages of all current executive officers along with their current positions, offices and term:

Name of Nominee	Age	Present Position

Li Fu	43	CEO, Chairman, Director

Wenbing Christopher Wang	38	President, CFO, Director

J. Dwight Berry	56	EVP, Chief Operating Officer

Mr. Li Fu. Please refer to Mr. Fu’s biography in “Nominees” above.

Mr. Wenbing Christopher Wang. Please refer to Mr. Wang’s biography in “Nominees” above.

Mr. J. Dwight Berry was appointed to serve as our Chief Operating Officer on February 11, 2009. Mr. Berry had served as our Vice President of Commercial Development with oversight of the Company’s sales and research and development since June 2008. Mr. Berry has 15 years of direct CATV/wire and cable experience and over 20 years of experience in manufacturing management. Prior to his employment with the Company, Mr. Berry served as Chief Operations Officer at Sure Electric, LLC from July 2007 to June 2008 and General Manager at Union Corrugating Company from March 2002 to May 2007.  Mr. Berry’s education includes a B.S. from Mississippi College and financial training at the Wharton Financial School at the University of Pennsylvania.

Family Relationships

There are no family relationships among our directors, nominees or executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION AS A DIRECTOR OF EACH OF THE NOMINEES SET FORTH ABOVE. PROXIES SOLICITED HEREBY WILL BE VOTED "FOR" EACH DIRECTOR NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

FURTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

Board of Directors’ Meetings and Committees; Annual Meeting Attendance

Our Board of Directors held a total of nine meetings during the fiscal year ended December 31, 2008. In addition, the Board of Directors acted 3 times by unanimous written consent during the same period. During the fiscal year ended December 31, 2008, each of our directors attended at least 66% of the aggregate number of all meetings of the Board of Directors. The Company requires all directors to attend our annual meetings of stockholders, in person, except for causes beyond the reasonable control of the director.

We currently have standing Audit, Nominating and Compensation Committees of the Board of Directors.

Audit Committee

The Board of Directors has an Audit Committee established in accordance with section 3(a)(58) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee was organized in July of 2007. The Board of Directors has determined that each of the members of the Audit Committee is “independent,” as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Exchange Act relating to audit committees. In addition, the Board has determined that all members of the Audit Committee are financially literate and that Mr. J. Perkowski qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:

o our auditing, accounting and reporting practices;
o the adequacy of our systems of internal controls;
o and the quality and integrity of publicly reported financial disclosures.

In this role, the committee appoints the independent auditors and reviews and approves the scope of the audit, the financial statements and the independent auditors’ fees. The Audit Committee met four times during the fiscal year, and the Chairman met quarterly with management and the external auditors prior to the release of our financial results.

The Audit Committee exercises the powers of the Board of Directors in connection with our accounting and financial reporting practices, and provides a channel of communication between the Board of Directors and independent registered public accountants.

Our Board of Directors has adopted a written charter for the Audit Committee which is available on our company’s website: www.fushicopperweld.com.

Compensation Committee

The Compensation Committee is comprised of three directors who meet the independence requirements of Rule 5605(a)(2) of the Nasdaq Listing Rules. The purpose of our compensation committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers. Specific responsibilities of our compensation committee include:

o reviewing and recommending approval of compensation of our executive officers;
o administering our stock incentive plan;
o and reviewing and making recommendations to our board with respect to incentive compensation and equity plans.

The Compensation Committee met six times during the fiscal year. The members of the Compensation Committee currently are Messrs. Feng Bai, John Perkowski and Jiping Hua. The charter is currently available on the Company’s website at www.fushicopperweld.com.

Nominating Committee

The purpose of the Nominating Committee of the Board of Directors is to assist the Board of Directors in identifying and recruiting qualified individuals to become Board of Directors members and select director nominees to be presented for Board of Directors and/or stockholder approval. The members of the Nominating Committee currently are Messrs. Jiping Hua, Feng Bai and John Perkowski. The directors who serve on the Nominating Committee are “independent” directors based on the definition of independence in Rule 4350 of the NASDAQ Marketplace Rules The charter is currently available on the Company’s website at www.fushicopperweld.com.

The Nominating Committee met one time during the fiscal year.

The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations for director are submitted in writing to the Company’s Secretary to the Board at c/o 1 Shuang Qiang Street, Jinzhou, Dalian, People’s Republic of China 116100. Any stockholder wishing to nominate an individual for election to the Board must comply with the advance notice procedures described in the “Stockholders’ Proposals” section at the end of this proxy statement. The nomination must contain the following information about the nominee: name, age, business and residence addresses, principal occupation or employment, the number of shares of common stock held by the nominee, the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director, and a signed consent of the nominee to serve as a director of the Company, if elected. The Nominating Committee has not specified any minimum qualifications for serving on the Board. However, in its assessment of potential candidates, it will review the candidate’s character, business experience and understanding of our business environment, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of the Board at that time. There is no difference in the evaluation process for nominees recommended by a security holder.

 PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has engaged the firm of Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”) to continue to serve as our independent auditor for the fiscal year ending December 31, 2009.  Moore Stephens served as our independent auditor for fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008.

We are asking the stockholders to ratify the appointment of Moore Stephens as our independent public accounting firm for the fiscal year ending December 31, 2009. The ratification of Moore Stephens as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All proxies will be voted to approve the appointment unless a contrary vote is indicated on the enclosed proxy card.

We do not expect a representative from Moore Stephens will be physically present at the meeting. They will however be able to make a statement if they so desire at the meeting and representatives are expected to be available to respond to questions by telephone.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF MOORE STEPHENS WURTH FRAZER AND TORBET, LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL 2009.

Audit and Non-Audit Fees

The Company paid or accrued the following fees in each of the prior two fiscal years to its principal accountant:

Moore Stephens Wurth Frazer and Torbet, LLP

	Fiscal Year Ended	Fiscal Year Ended
	31-Dec-08	31-Dec-07
Audit Fees (1)	$280,000	$190,000
Audit Related Fees(2)	$315,410	$45,000
Tax Fees(3)	$5,700	$5,000
All Other Fees(4)	$-	$42,200
Total	$601,110	$282,200

(1) Annual audit fee were $280,000 for fiscal year 2008, including annual review in connection with Sarbanes Oxley Section 404 compliance in 2008. Annual audit fees were $90,000 for fiscal year 2007 and additional audit fees of $100,000 related to the acquisition of  Copperweld Bimetallics, LLC in fiscal year 2007.
(2) Audit related fees were incurred in connection with the review of the Company’s 10Q’s and Sarbanes Oxley Section 404 compliance  in fiscal years 2007 and 2008.
(3) Fees related to preparation of corporate income taxes.
(4) Fees related to the acquisition of by Copperweld Bimetallics, LLC.

In the event that we should require substantial non-audit services, the Board of Directors would approve such services and the fees therefore.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy with respect to the pre-approval of audit, audit-related and permissible non-audit services and fees provided by the independent registered public accounting firm. The Audit Committee’s pre-approval policy requires that all audit, audit-related and permissible non-audit services and fees be either pre-approved or specifically approved by the Audit Committee. Pursuant to the pre-approval policy, one or more of the Audit Committee’s independent members may be delegated pre-approval authority, provided he or she reports those approvals at the next meeting of the Audit Committee. The term of any pre-approval granted by the Audit Committee with respect to a given service is 12 months. The payment of all fees in excess of pre-approved levels requires specific pre-approval by the Audit Committee. All audit and permissible non-audit services provided to us in 2008 were approved by the Audit Committee.

 REPORT OF AUDIT COMMITTEE

The information in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934.

The Audit Committee (the “Committee”) of the board of directors is comprised entirely of independent directors who meet the independence requirement of the Marketplace Rules of NASDAQ and the SEC.  The Committee operates pursuant to a charter that is available on the Investor Relations section of our website at www.fushicopperweld.com.

The Committee oversees the Company’s financial reporting on behalf of the board of directors.  Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal controls over financial reporting.  The Company’s independent auditors are responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Committee that the Company’s consolidated and combined financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated and combined financial statements with management and Moore Stephens Wurth Frazer and Torbet, LLP, the Company’s independent registered public accounting firm. The Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (Codification of Statements on Auditing Standard, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) IN Rule 3200T.

In addition, the Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and the Committee has discussed with the independent registered public accounting firm the independent accountant’s independence from the Company and its management. The Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the accountant’s independence. The Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Committee has discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Audit Committee

John Perkowski (Chair)
Feng Bai
Jiping Hua

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Introduction and Corporate Governance

Our Compensation Committee (which is referred to herein as the “Committee” or as the “Compensation Committee”) oversees and administers our executive compensation programs. The Committee seeks to ensure that the total compensation paid to our named executive officers is fair, reasonable and competitive. The Committee’s complete roles and responsibilities are set forth in the written charter adopted by the Board of Directors, which can be found at www.fushicopperweld.com under “Corporate Governance.” The Compensation Committee is currently composed of Mr. Feng Bai, Mr. J. Perkowski, and Mr. Jiping Hua. All of these individuals qualify as independent directors under the rules of the NASDAQ Stock Exchange. The Compensation Committee is comprised entirely of non-employee directors.

The Committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate. During the fiscal year ended December 31, 2008, the Committee held six ad hoc meeting. As part of his duties as the Committee Chair, Mr. Bai reports on Committee actions and recommendations to the Board of Directors.

Executive Compensation Philosophy and Objectives

Compensation programs for executive officers are designed to attract, retain and motivate employees who will contribute to the achievement of corporate goals and objectives. Elements of executive compensation presently only comprise salaries and other forms of compensation, such as stock options in order to achieve a balance between cash and other compensation in order to attract and retain qualified personnel, and to incentivize them in their duties. Our compensation program for the individuals named in the Summary Compensation Table (the “named executive officers”) is designed and implemented to maximize value for shareholders over the long term. Competing for talent in the rapidly changing and increasingly competitive. The quality of the Company’s talent is a key driver of long-term stockholder value. Establishing and maintaining executives’ long-term commitment to us is critical to the development of our product pipeline, as development of new products often takes three years or more, and time to market is critical to our business success.

The primary actions by the Committee in fiscal year 2008 were to insure that senior executives, key employees and consultants were provided incentives to meet the Company’s goals, increase profitability, and maximize value for shareholders over the long term. In fiscal year 2009 the Committee plans to evaluate and establish a performance based compensation plan substantially in the form described below.

Our compensation philosophy is based on a total rewards framework supported through the following objectives:

o	to afford our executives a competitive total rewards opportunity relative to organizations with which we compete for executive talent,

o	to allow us to attract and retain superior, experienced people who can perform and succeed in our fast-paced, dynamic and challenging environment,

o	to support our meritocracy by ensuring that our top performers receive rewards that are substantially greater than those received by average performers at the same position level, and

o	to deliver pay in a cost efficient manner that aligns employees’ rewards with stockholders’ long-term interests.

What is our compensation program designed to reward?

The compensation program rewards superior financial, strategic and operational performance that is achieved in a manner consistent with the Company’s values. Results and how the results are attained are both critically important. Our executive officers are assessed on the basis of demonstrated results relative to their performance of pre-established goals, ability to assess and adapt to change in a timely and efficient manner, as well as demonstrated competencies and behavioral attributes.

Compensation Program Elements and Pay Level Determination

What factors are considered in determining the amounts of compensation?

The Compensation Committee believes that an effective executive compensation program should provide base annual compensation that is reasonable in relation to individual executive’s job responsibilities and reward the achievement of both annual and long-term strategic goals of our company.

In making its decisions or recommendations, the Compensation Committee takes into account factors it deems relevant to the specific compensation component being considered, including: compensation paid by other business organizations of comparable size in the same industry and related industries; profitability; the attainment of annual individual and business objectives; an assessment of individual contributions relative to others; and historic compensation awards. Any decision is made by members of the Compensation Committee jointly and such authority is not delegated to anyone.

The key metrics we use to measure performance differ by individual, but can be grouped into the following categories:

o	Financial — we evaluate measures of Company financial performance, including revenue growth, gross margins, operating margins and other measures such as expense management.

o	Strategic — we monitor the success of our executive team in furthering the strategic success of the Company, including the development of the Company’s product pipeline.

o
Operational — we include operational measures in our determination of success, including our production capacity and capability, the timeliness and effectiveness of new product launches, the execution of important internal Company initiatives and customer growth and retention.

The Committee considers the totality of the information presented (including external competitiveness, the performance review, Company performance, progress towards strategic objectives and internal equity) and applies its knowledge and discretion to determine the compensation for each executive officer. As a manufacturing company operating in three continents -- Dalian, Liaoning, China; Fayetteville, Tennessee; Telford, UK, the Committee also takes the local average executives’ salary level into account in its compensation decisions. The Committee may reassess the proper level of equity and cash compensation in light of the company’s improved profitability and shareholder value creation.

Based on the foregoing objectives, the Committee has structured the Company’s annual cash and incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company, to reward the executives for achieving such goals, and to retain the executives. In designing the employment agreement with our former Chief Operating Officer, Christopher Finley, whose resignation was accepted by us on May 20, 2008 and Corporate Controller, James Todd, whose resignation was accepted by us on February 3, 2009, the Committee employed outside compensation consultants from Weil Gotshal & Manges LLP. Specifically, the Committee utilized the consultant service and research data primarily from Salary.com to set compensation for the two executive officers at levels targeted at or around the average of the compensation amounts provided to executives at comparable local companies considering, for each individual, their individual experience level related to their position with us. There is no pre-established policy or target for the allocation between cash and non-cash incentive compensation.

What is each element of compensation and why is it paid?

Each of the two elements serves an important role in supporting the Company’s  pay-for-performance philosophy and in realizing our compensation program objectives:

Base Compensation.

The Company provides named executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for the named executive officers are determined for each executive based on his or her position and responsibility.

During its review of base salaries for executives, the Committee primarily considers:

o	the negotiated terms of each executive employment agreement;

o	internal review of the executive’s compensation, both individually and relative to other executive officers;

o	and individual performance of the executive.

Salary levels are typically considered annually as part of the company’s performance review process, as well as upon a change in job responsibility. The Committee considers the facts presented by each individual case including but not limited to the employee’s longevity with the Company, his or her educational background and experience, the particular responsibilities of his or her position, the compensation of others with similar background credentials and responsibilities, and his or her past level of performance, as well as prospective assumptions.  It is important for the Company to remain competitive with not only its domestic competition, but also its competitors participating in world markets.  Therefore, the Company attempts at all levels of management and operations to control costs such that the Company can strive for a relatively low-cost structure.  Merit-based increases to salaries are based on the Committee’s assessment of the individual’s performance. This element is important because, in our experience, prospective employees view salary levels as the most important determinant of where they choose to work.  In order to maintain an advantageous cost structure, it is necessary that the Company provide enhancement to base compensation when certain levels of profitability are achieved.

For 2008, the Committee did not adjust the base salary for our Chief Executive Officer, Mr. Li Fu,  from the prior year, remaining at $240,000. Effective August 1, 2008, the Committee determined the base salary for our President and Chief Financial Officer, Mr. Wenbing Christopher Wang at $200,000, a 11.1% increase from his previous salary of $180,000. Mr. Todd’s base salary was $144,000 per year since October 2007 and was then increased by the Committee to $185,000 in May 2008.   The base salary for Mr. Christopher Finley remained unchanged in 2008.

Cash Incentive

Employment agreements entered into by the Company’s with Executives establish a discretionary annual cash bonus subject to overall performance and results on objectives as outlined by the Board. Such bonuses are reviewed and confirmed at the beginning of each year by the Compensation Committee. In 2008, our named executive officers received the following bonus amounts: Mr. Fu — $48,000; and Mr. Wang — $40,000. These bonuses were granted on a discretionary basis by the Compensation Committee based on the achievement of certain qualitative individual leadership objectives. No bonuses were paid to Messrs. Finley or Todd

In 2009, upon the recommendation of the Board, the Compensation Committee plans to put into effect an incentive compensation plan which provides for the possibility of a cash performance bonus. The Committee is scheduled to meet and make effective the adoption of a new incentive plan in the second quarter of 2009.

Long-Term Incentive Compensation

In October of 2007, the Stock Incentive Plan was approved by our majority stockholder and the Committee may award Executives incentives through grants of options, stock appreciation rights, restricted stock, performance shares and other stock based awards under the Stock Incentive Plan. Currently our option grants vest incrementally over a period of two to three years and terminate two years after the vesting date. Due to the rapid growth of our business in the PRC and increasing worldwide demand we believe the program,  over time, provides an incentive for the executive to achieve short term goals while remaining with the Company over the long term, as executives exercise their options and continue to hold our common stock.

The Compensation Committee understands that the costs of stock grants under the Stock Incentive Plan are a tax deductible expense to the Company measured on the date of vesting.  Cash compensation is a direct expense to the Company in the time frame dictated by applicable accounting rules.

The granting of awards under the Stock Incentive Plan discussed above are made at regular or special Compensation Committee meetings.  The effective date for such grants is typically the date of such meeting.  The Company may also make grants of equity incentive awards at the discretion of the Compensation Committee or the board of directors in connection with the hiring of new officers and other employees.
In determining the number of grants and the frequency,  the Committee evaluates previously set specific milestones, largely comprised of measurable business metrics which can be impacted by management. The Committee reviews progress towards the goals and evaluates performance. The Committee also takes into account the individual’s position, scope of responsibility, ability to affect probability,  and the value of the option grants in relation to other elements of the total compensation. Based on its evaluation, the Committee grants awards to the participants as it deems appropriate.

The Committee has and uses its discretion to determine the number of shares awarded to each named executive officer. The Committee does not use multiple levels of performance which are tied to multiple levels of awards. Rather, it subjectively evaluates the extent to which an executive officer has achieved or made progress toward achieving the officer’s goals after considering the available data and it then uses its collective judgment to make awards it believes to be appropriate to the level of performance.

Corporate goals for 2008 included both financial and operating targets.  Financial targets included, among others, revenue and profit growth, return on invested capital, and cost control.  Operating targets included, among others, customer relationship issues, product quality and plant process efficiency.

During the fiscal year 2008 there were no option grants made to executive officers of the Company.

Tax-deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the amount a company may deduct for compensation paid to its CEO or any of its four other named executive officers .This limitation does not, however, apply to compensation meeting the definition of “qualifying performance-based” compensation.

Management works with the Committee to assess alternatives to preserve the deductibility under Section 162(m) of compensation payments to the extent reasonably practicable, consistent with our compensation policies and as determined to be in the best interests of the Company and its stockholders. For the fiscal year ended December 31, 2008, the Company believes that the Compensation payments will meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Perquisites and Personal Benefits

In addition to participating in the benefit programs provided to all other employees (for example, medical, dental, vision, life and disability insurance, employee stock purchase plan), we provide certain perquisites and additional benefits to executives.

Retirement Plans and Social Benefits

We maintain a pre-tax savings plan covering substantially all U.S. employees, which qualifies under Section 401(k) of the Internal Revenue Code. Under the plan, eligible employees, including executive management, may contribute a portion of their pre-tax salary, subject to certain limitations. Under the laws of the PRC, we provide social and retirements benefits to executives and employees at our Dalian facility.

COMPENSATION TABLES

The following table shows the compensation (in $’000) paid to or earned by the named executive officers during the Company’s last three completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($) (4)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)
Li Fu(1)	2008	$240	$48	$-	$318	$-	$-	$606
Chief Executive Officer, Director	2007	$240	$-	$-	$318	$-	$-	$558
	2006	$-	$-	$-	$-	$-	$-	$-
Wenbing Christopher Wang (2)	2008	$188	$40	$-	$127	$-	$-	$355
President, Chief Financial Officer	2007	$130	$-	$-	$922	$-	$-	$1,052
	2006	$-	$-	$-	$-	$-	$-	$-
James Todd (3)	2008	$168	$-	$-	$306	$-	$-	$474
Former Financial Controller	2007	$144	$-	$-	$59	$-	$-	$203
	2006	$-	$-	$-	$-	$-	$-	$-

Notes to Summary Compensation Table

(1) Mr. Fu's annual salary is $240,000 per year. Mr. Fu elected to forego his salary in fiscal years 2005 and 2006 in exchange for the receipt of options to purchase 200,000 shares of our common stock granted on May 21, 2007. The options have an exercise price of $12.30 with 33,334 shares vesting immediately and 25,000 shares vesting for the initial 4 quarterly periods and 16,677 shares for the next 4 quarterly periods thereafter. The options expire 2 years after each vesting date. Mr. Fu may receive a discretionary bonus, performance based awards, is subject to termination for cause and receives labor-related benefits in conformance with PRC labor laws.

(2) Mr. Wang's annual salary was $180,000 per year since November 2007 and was then increased to $200,000 per year effective in July2008.  Mr. Wang elected to forego his salary in fiscal years 2005 and 2006 in exchange for the receipt of options to purchase 100,000 shares of our common stock granted on May 21, 2007. The options have an exercise price of $12.30 with 33,334 shares vesting immediately and 8,333 shares vesting for 8 quarterly periods thereafter. The options expire 2 years after each vesting date. Mr. Wang may receive a discretionary bonus, performance based awards, is subject to termination for cause and receives labor-related benefits in conformance with PRC labor laws. On September 27, 2007, the Company granted to Mr. Wang a non-qualified stock option to purchase 125,000 shares of its Common Stock vesting immediately at an exercise price of $13.70 and terminating in four years from the date of its grant. The option grant was approved by the Compensation Committee of the Board of Directors of the Company in consideration of Mr. Wang’s efforts on behalf of the Company.

(3) Mr. Todd’s base salary was $144,000 per year since October 2007 and was then increased to $185,000 in May 2008. Mr. Todd’s resignation was accepted by the Company on February 3, 2009.

(4) We awarded this bonus compensation with respect to 2008 performance, but we calculated and will pay these amounts in 2009.

Employment Agreements

Effective November 8, 2005, the Company entered into an employment agreement with Mr. Fu, our Chief Executive Officer (the “Fu Employment Agreement”). The term of the Fu Employment Agreement is for a period of ten years unless terminated earlier as set forth in the Fu Employment Agreement.  Mr. Fu’s salary during the term shall be $240,000 per year payable every two weeks and may be increased at the discretion of the Compensation Committee of the Board of Directors.  The Company shall determine in its sole discretion to pay Mr. Fu any bonus amount above the salary set forth above.  The Company may terminate Mr. Fu’s employment without cause but in the event of such termination, the Company shall pay to Mr. Fu a lump sum equal to all remaining salary payments due under the Fu Employment Agreement for the period beginning on the date of termination and ending on the last day of the term.  For purposes of calculating this severance payment, it shall be assumed that the salary will increase by 20% on each anniversary of the effective date, starting from the date of termination.  The severance payment shall be payable to Mr. Fu within ten business days of the date of termination without cause.  The Fu Employment Agreement also contains non-competition and non-disclosure covenants following any termination of Mr. Fu’s employment.

On July 22, 2008 (the “Effective Date”), Mr. Wang entered into an employment agreement with the Company (the “Wang Employment Agreement”).  The initial term of the Wang Employment Agreement is for two years commencing on the Effective Date provided that such term would automatically extend for an additional two-year period on the expiration date of the initial term unless written notice of non-renewal is provided by either party at least six months prior to the expiration date of the term.  Mr. Wang’s base salary is no less than $200,000 per year, which salary may be increased at the discretion of the Board of Directors but in no event shall be decreased.  The Board of Directors shall review Mr. Wang’s salary at least on an annual basis.  In addition to the base salary, Mr. Wang is entitled to participate in an annual cash bonus plan and any cash bonus is to be paid within two and one-half months following the end of the fiscal year.  If Mr. Wang is terminated without Cause (as defined in the Wang Employment Agreement) or Mr. Wang terminates the Wang Employment Agreement or for Good Reason (as defined in the Wang Employment Agreement) and Mr. Wang executes and delivers a valid and effective release of all claims against the Company in a form and format prepared by the Company, Mr. Wang shall be entitled to receive(1) a lump sum cash payment in the amount of any accrued but unpaid salary as of his date of termination, (2) a lump sum cash payment equal to any accrued and unpaid bonus for any prior fiscal year, (3) a lump sum cash payment equal to the pro rata amount of any bonus payable with respect to the fiscal year in which termination occurs and (4) an amount equal to the sum of (a) 50% of his then current annual base salary and (b) 50% of the average annual cash bonus payments paid by the Company to Mr. Wang during the preceding three fiscal years.  Mr. Wang is also entitled to continued medical and life insurance benefits for a period of six months following the date of termination.  The Fu Employment Agreement also contains non-competition and non-disclosure covenants following any termination of Mr. Wang’s employment.

On October 29, 2007, Mr. Todd entered into an Executive Employment Agreement with the Company (the “Todd Employment Agreement”) which provided that Mr. Todd would serve as Corporate Controller of the Company. The initial term of the employment agreement was for two-years provided that such term would automatically extend for an additional two-year period on the expiration date of the initial term unless six-months written notice is given by either party.  Mr. Todd’s annual base salary was to be no less than $144,000 per year, payable in equal bi-monthly installments.  In addition to the base salary, Mr. Todd was entitled to participate in an annual cash bonus plan and any cash bonus was to be paid within two and one-half months following the end of the fiscal year.  Under the Employment Agreement, Mr. Todd was granted a non-qualified stock option in the amount of 135,000 shares of common stock under the terms and conditions of the Fushi International Inc. 2007 Stock Incentive Plan and a stock option agreement to be provided by the Company, subject to the vesting schedule set forth in Exhibit A to the Todd Employment Agreement.

Mr. Todd’s resignation was accepted by the Company on February 11, 2009.  On March 3, 2009, Mr. Todd and the Company entered into a Confidential Employment Separation Agreement (the “Separation Agreement”).  The Separation Agreement cancels and supercedes the Todd Employment Agreement except for Mr. Todd’s post-employment covenants and obligations contained in section 14, 15, 16 and 17 of the Todd Employment Agreement.  Pursuant to the Separation Agreement, the Company has agreed to pay Mr. Todd the gross amount of $92,500.08, which amount is equal to six months of pay at Mr. Todd’s final salary.  The severance amount will be paid over six months following the expiration of the revocation period set forth in the Separation Agreement, which shall be seven days following Mr. Todd’s signing of the Separation Agreement. The Company also has agreed to compensate Mr. Todd for accrued vacation days in the gross amount of $10,673.08, less withholdings required by law, and to pay health, dental and life insurance coverage premiums for a period of six months from the date of his termination or effective through August 31, 2009.

2008 Grants of Plan-Based Awards
(in thousands, except per share data)

There were no options grants awarded to our named Executive officers during the year ended December 31, 2008.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Li Fu (1)	-	-	-	-	-	-	-
					-
Yue Mathus Yang (1)	-	-	-	-	-	-	-

Feng Bai	29	-	68	-	-	-	97

Barry Raeburn	27	-	68	-	-	-	95

Jiping Hua	26	-	68	-	-	-	94

Wenbing Christopher Wang (1)	-	-	-	-	-	-	-

Jack Perkowski	21	-	128	-	-	-	149

(1)
Mr. Fu, Mr. Wang and Mr. Yang do not receive additional compensation for their role as Directors. For information relating to Mr. Fu’s compensation as Chairman and Chief Executive Officer and Mr. Yang’s compensation as President, see the Summary Compensation Table above.

(2)	The amounts in this column represent cash payments made to Non-Employee Independent Directors for attendance at meetings during the year.
(3)
The amounts in this column represent the compensation cost of stock options awarded by the Board, except that these amounts do not include any estimate of forfeitures. The grants for Messrs. Bai, Raeburn, and Hua were awarded on June 17, 2007 and the grant for Mr. Perkowski was awarded on May 21, 2008. The grant date fair value of option awards granted were determined in accordance with Statement of Financial Accounting Standards No. 123R (SFAS123(R)) and are recognized as compensation cost over the requisite service period. The amount recognized for these awards was calculated using the Black Scholes option-pricing model, with the following assumptions: expected option life of 2 years, expected volatility 50%, dividend 0 and risk free rate 4.574%.

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board of directors. Directors who also are employees of our company currently receive no compensation for their service as directors or as members of board committees. In setting director compensation, we consider the significant amount of time that directors dedicate to the fulfillment of their director responsibilities, as well as the competency and skills required of members of our board. The current compensation schedule includes i) an annual cash compensation of $15,000; ii) options with the right to purchase 50,000 of our common stock at exercise price equal to the grant day’s stock price, with 12,500 shares immediately and the balance vesting 4,687 shares each quarter for eight quarters; iii) $1,000 per full board meeting attended; iv) $500 per full committee meeting attended. The directors’ current compensation schedule has been in place since June 2007. The directors’ annual compensation year begins with the annual election of directors at the annual meeting of shareholders. Periodically, our board of directors reviews our director compensation policies and, from time to time, makes changes to such policies based on various criteria the board deems relevant.

Non-employee directors are paid an annual retainer of $15,000, and a stock based compensation award. In consideration for agreeing to serve as a director of the Company, Mr. J. Perkowski received options to purchase an aggregate of 50,000 shares of our common stock.  The options have a three year term from the date they vest and are exercisable at a price of $20.04. Options to purchase 12,500 shares of Common Stock vest immediately upon grant; options to purchase 4,687 shares of Common Stock vest at the end of each of the next 7 calendar quarters after Mr. Perkowski’s appointment as Director of the Company and options to purchase 4,691 shares of Common Stock at the end of the following calendar quarter The unvested options granted to the directors are subject to forfeiture upon the occurrence of certain events. In addition, directors are compensated $1,000 for each board meeting attended; and $500 for attendance at committee meetings. The Audit Committee Chair receives additional annual compensation of $5,000. Directors who are employees are not paid extra compensation for service on the Board or any committee of the Board.

Non-employee directors are reimbursed for travel, lodging and other reasonable out-of-pocket expenses incurred in attending meetings of our board of directors and for meetings of any committees of our board of directors on which they serve. During 2008, Mr. Raeburn, Mr. Bai ,Mr. Hua and Mr. Perkowski had received or earned cash compensation for attending board or committee meetings of $26,500, $29,000, $26,00 and $20,698, respectively. In May, 2008, the Board of Directors approved a total of 50,000 options to be issued to Mr. J. Perkowski with an exercise price of $20.04 per share in exchange for two years service as a non-employee director. If a non-employee director is not re-elected at the annual shareholders’ meeting, the unvested options will be forfeited.

COMPENSATION COMMITTEE REPORT

The information in this Compensation Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this definitive Proxy Statement.

Compensation Committee:

Feng Bai (Chairman)
John Perkowski
Ji Ping Hua

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Compensation Committee members is, or was ever, an officer or employee of the Company or any of its subsidiaries, nor did any of the Compensation Committee members have any relationship requiring disclosure by the Company under any subsection of Item 404 of Regulation S-K promulgated by the SEC. During the last fiscal year, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers serve on the Board.

BENEFICIAL OWNERSHIP OF OUR VOTING SECURITIES

The following table sets forth certain information as of April 13, 2009 with respect to the beneficial ownership of each class of our voting securities by (i) any person or group owning more than 5% of each class of our voting securities, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group.

In determining beneficial ownership of the common stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of warrants or options within 60 days. In determining the percentage of common stock beneficially owned by a person on April 13, 2009, (a) the numerator is the number of shares of the common stock beneficially owned by such person, including shares which the beneficial owner may acquire within 60 days upon conversion or exercise of a derivative security (in this case the warrants) and (b) the denominator is the sum of (i) the total shares of common stock outstanding on April 13, 2009 which is approximately 27,899,034, and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the options and warrants. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

Except as otherwise stated, the address of the directors and executive officers listed in the table is c/o our company, 1 Shuang Qiang Road, Jinzhou, Dalian, People's Republic of China 116100.

	Beneficial Ownership
	of Common Stock
Name of Beneficial Owner	Shares		Percent

Owners of More than 5%

Li Fu	11,219,906	(1)	37.5%

Pope Asset Management LLC	3,695,511	(2)	12.4%
5100 Poplar Avenue, Suite 512
Memphis, TN 38137

Citadel Investment Group, L.L.C.	2,696,706	(3)	9.0%
131 S. Dearborn Street
32nd Floor
Chicago, IL 60603

Directors and Executive Officers

Li Fu	11,219,906		37.5%
Chairman of Board, Director,
CEO

Wenbing Christopher Wang	437,500	(4)	1.5%
Director, President,
Chief Financial Officer

John Christopher Finley	95,000	(5)	0.3%
Former Chief Operating Officer

James Todd	145,000	(5)	0.5%
Former Financial Controller

Dwight Berry	2,000		*
Chief Operating Officer

Feng Bai	52,500	(5)	0.2%
Director

Jiping Hua	52,500	(5)	0.2%
Director

Barry Raeburn	52,500	(5)	0.2%
Director

John Perkowski	33,748	(5)	0.1%
Director

All Directors and Executive Officers as a group	12,090,654		40.4%

* Less than 1%

1)	Includes vested options to purchase 215,250 common shares
2)	The number of shares beneficially owned was taken from the Schedule 13G/A filed with the Securities and Exchange Commission by Pope Asset Management on February 5, 2009.
3)	The number of shares beneficially owned includes 1,578,232 common shares taken from the Schedule 13G/A filed with the Securities and Exchange Commission by Citadel Investment Group, L.L.C. on February 17, 2009 and Convertible Notes Citadel Investment Group, L.L.C. holds which are convertible into 1,118,474 shares;
4)	Includes vested options to purchase 237,500 shares;
5)	All represent vested options to purchase certain number of shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

There have not been any transactions, or proposed transactions, during the last two years, to which the Company was or is to be a party and the amount involved exceeds $120,000, and in which any director or executive officer of the Company, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Company, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the calendar year ended December 31, 2008, and to date, all Section 16(a) filing requirements applicable to its insiders were complied with.

STOCKHOLDER COMMUNICATIONS

We encourage stockholder communications to the Board of Directors and/or individual Directors. Stockholders who wish to communicate with the Board of Directors or an individual Director should send their communications to the care Board of Directors, Fushi Copperweld, Inc., 1 Shuang Qiang Road, Jinzhou, Dalian, The People’s Republic of China 116100.

STOCKHOLDERS' PROPOSALS

A stockholder of record may present a proposal for action at the 2010 Annual Meeting of Stockholders provided that we receive such proposal at our executive office no later than February 4, 2010. We anticipate that the 2010 Annual Meeting will be held in May of 2010. The proponent may submit a maximum of one (1) proposal of not more than five hundred (500) words for inclusion in our proxy materials for a meeting of security holders. At the 2010 Annual Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the Securities Exchange Act of 1934, to vote on stockholder proposals that are not submitted for inclusion in our proxy statement unless received by us before April 1, 2010.

GENERAL

Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1 and 2.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report on Form 10-K, please notify your broker and direct your written request to Secretary of the Board, Fushi Copperweld, Inc., 1 Shuang Qiang Road, Jinzhou, Dalian, The People’s Republic of China 116100. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER BUSINESS

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

/s/ Li Fu
Dalian, PRC April 29, 2009	Li Fu, Chairman

Fushi Copperweld, Inc.
1 Shuang Qiang Road
Economic Development Zone, Jinzhou District
Dalian, People’s Republic of China 116100

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and 2009 Proxy Statement and hereby appoints Li Fu, attorney and proxy, with full power of substitution and resubstitution, to vote all shares of the Common Stock, par value $0.006 per share of Fushi Copperweld, Inc., a Nevada corporation (the "Company"), held of record by the undersigned at the close of business on April 13, 2009 at the annual meeting of stockholders of the Company to be held on May 14, 2009 at the Ritz-Carlton Sanya Yalong National Resort District Sanya Hainan 572000 China at 10:100 a.m., local time, and at any postponement or adjournment thereof, as indicated in this Proxy:

IF THIS PROXY IS PROPERLY DATED AND EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED AND, IN THE ABSENCE OF DIRECTION AS TO THE MANNER OF VOTING, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE SLATE OF NOMINEES TO BE VOTED UPON BY THE HOLDERS OF COMMON STOCK SET FORTH IN THE PROXY STATEMENT, AND FOR RATIFICATION OF THE APPOINTMENT OF MOORE STEPHENS WURTH FRAZER AND TORBET, LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY Please mark vote in box using dark ink only.

1. Election of Directors:

☐ ALL NOMINEES LISTED BELOW	☐ WITHHOLD AUTHORITY TO VOTE FOR
(except as marked to the contrary below)	ALL NOMINEES LISTED BELOW

Nominees: Li Fu, Wenbing Christopher Wang, Barry Raeburn, Feng Bai, Jiping Hua and John Francis Perkowski.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above. The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve)

(Continued and to be signed on the reverse side)

2. Ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the Company's independent auditor for the fiscal year ending December 31, 2009.

____ FOR ____ AGAINST ____ ABSTAIN

3. As recommended by the Board of Directors, or in the absence of such recommendation in their own discretion, to vote upon such other business as may properly come before said meeting or any postponement or adjournment thereof.

Dated:____________, 2009

(Signature)

 Please Print Name

Signature if held jointly

Please Print Name

Please date this Proxy and sign exactly as the name(s) appears on the enclosed envelope and return the signed Proxy in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND USING THE RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE